Exhibit 99.3

ANNUAL MEETING OF SHAREHOLDERS

[•], 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Manhattan Bancorp (the “Company”) hereby nominates, constitutes and appoints Harry W. Chenoweth, John D. Flemming and Terry L. Robinson, and each of them, as the attorney-in-fact, agent and proxy of the undersigned, with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all of the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on [•], [•], 2012 at [•] and at any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

1.               Merger Agreement.  To adopt and approve the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012 (the “Merger Agreement”), providing for the merger of Professional Business Bank with and into a wholly-owned subsidiary of the Company, as described in the Joint Proxy Statement/Prospectus of the Company and Professional Business Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.               Meeting Adjournment. To adjourn the Meeting to a later date or dates, if necessary or appropriate in the judgment of the Board of Directors, to permit further solicitation of additional proxies or votes in the event there are not sufficient votes at the time of the Meeting to approve of the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.               Election of Directors. To elect the ten (10) persons named below to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Chris W. Caras, Jr., Harry W. Chenoweth, J. Grant Couch, Jr., John D. Flemming, Patrick E. Greene, Christopher J. Growney, Greg B. Jacobson, Larry S. Murphy, Terry L. Robinson and Stephen P. Yost.

☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ FOR ALL EXCEPT

If you wish to withhold authority to vote for some but not all of the nominees named above, you should check the box marked “FOR ALL EXCEPT” and you should enter the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote in the space provided below:

4.               Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the selection of McGladrey & Pullen, LLP as independent registered public accounting firm for the Company for the 2012 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote of “FOR ALL” on Proposal 3, and “FOR” on each of Proposals 1, 2 and 4.  The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of Manhattan Bancorp called for [•], 2012, and a copy of the Joint Proxy Statement/Prospectus of the Company and Professional Business Bank prior to the signing of this proxy.  This proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instructions.  In all other matters presented at the Meeting, if any, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Dated:	, 2012
(Number of Shares)

(Please print your name)

(Signature of Shareholder)

(Please print your name)

(Signature of Shareholder)

(Please date this proxy and sign your name as it appears on the stock certificate. Executors, attorneys, administrators, trustees, guardians, etc., should give their full titles. All joint owners should sign.)

☐ I/We plan to attend the Meeting.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.